Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our audit report dated March 9, 2022 relating to the consolidated financial statements of SoundHound, Inc. for the years ended December 31, 2021 and 2020, which report appears in the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP
San Jose, California
October 27, 2022